Exhibit 1

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Sprint Capital Note-Backed Series 2003-17
*CUSIP:  21988K404      Class     A-1
         21988KAC1      Class     A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending November 15, 2006.

INTEREST ACCOUNT
----------------


Balance as of May 15, 2006.....                                            $0.00
         Scheduled Income received on securities.....                $875,015.63
         Unscheduled Income received on securities.....                    $0.00

LESS:
         Distribution to Class A-1 Holders.....                     -$875,000.00
         Distribution to Class A-2 Holders.....                           -$0.00
         Distribution to Depositor.....                                   -$0.00
         Distribution to Trustee.....                                    -$15.63
Balance as of November 15, 2006.....                                       $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of May 15, 2006.....                                            $0.00
         Scheduled Principal received on securities.....                   $0.00

LESS:
         Distribution to Holders.....                                     -$0.00
Balance as of November 15, 2006.....                                       $0.00


               UNDERLYING SECURITIES HELD AS OF November 15, 2006

       Principal
         Amount                               Title of Security
       ---------                              -----------------
       $25,455,000       Sprint Capital Corporation 6.875% Notes due
                         November 15, 2028
                         *CUSIP:  852060AD4

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.